   As filed with the Securities and Exchange Commission on August 25, 1995
                                                       Registration No. 33-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          -------------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                          -------------------------
                       CHAMPION HEALTHCARE CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                           14340 TORREY CHASE, SUITE 320                58-2283872
  (State of Other Jurisdiction                     HOUSTON, TEXAS  77014                 (I.R.S. Employer
of Incorporation or Organization)                      (713) 583-5491                    Identification No.)
                                           (Address of Principal Executive Office)

                          -------------------------
                            FOUNDER'S STOCK OPTIONS
          CHAMPION HEALTHCARE CORPORATION EMPLOYEE STOCK OPTION PLAN
       CHAMPION HEALTHCARE CORPORATION EMPLOYEE STOCK OPTION PLAN NO. 2
       CHAMPION HEALTHCARE CORPORATION EMPLOYEE STOCK OPTION PLAN NO. 3
         CHAMPION HEALTHCARE CORPORATION DIRECTORS' STOCK OPTION PLAN
         CHAMPION HEALTHCARE CORPORATION PHYSICIANS STOCK OPTION PLAN
                   AMERIHEALTH, INC. 1984 NON-QUALIFIED PLAN
                    AMERIHEALTH, INC. SPECIAL STOCK OPTIONS
                           (Full Title of the Plan)
                           -------------------------
                             JAMES G. VANDEVENDER
                           Executive Vice-President
                        Champion Healthcare Corporation
                              14340 Torrey Chase
                                   Suite 320
                             Houston, Texas  77014
                    (Name and Address of Agent for Service)
                     Telephone Number, Including Area Code
                             of Agent for Service:
                                (713) 583-5491

 Approximate Date Sale to Public Will Start:  As soon as practicable after the effective date of this registration.

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
      TITLE OF            AMOUNT TO         PROPOSED MAXIMUM          PROPOSED MAXIMUM          AMOUNT  OF
    SECURITIES TO            BE            OFFERING PRICE PER        AGGREGATE OFFERING        REGISTRATION
    BE REGISTERED        REGISTERED             SHARE(1)                  PRICE(1)                FEE(2)
-------------------------------------------------------------------------------------------------------------
     Common Stock
   $0.01 par value         559,531               $6.9375                $3,881,746.30           $1,339.00
-------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457(a) solely for the purpose of calculating the registration fee.
(2) As no separate consideration is payable for the Rights, the registration fee for such securities is included in the fee for the Common Stock.
================================================================================

                                    PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTS


    NOTE: The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the document of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant shall maintain a file of such documents in accordance with the provision of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

    This registration statement incorporates herein by reference the following documents which have been filed (File No. 0-11851) with the Commission by Champion Healthcare Corporation (the "Company") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"):

    1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994, as amended on Form 10-K/A Amendment No. 3;

    2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 (as amended in Form 10-Q Amendment No. 2) and June 30, 1995.

    3.   The Company's registration statement on Form 8.

Each document filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents.

Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES

    Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

    Legal opinion -- the validity of the shares of common stock to be offered hereunder has been passed upon for Champion Healthcare Corporation by Wayne M. Whitaker of the law firm Michener, Larimore, Swindle, Whitaker, Flowers, Sawyer, Reynolds & Chalk, L.L.P. ("Michener Larimore"). 4,243 shares of common stock of Champion Healthcare Corporation are owned by partners and associates of the firm.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding (except actions by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. A corporation may similarly indemnify such person for expenses actually and reasonably incurred by him in connection with the defense or settlement of any action or suit by or in the right of the corporation, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of claims, issues and matters as to which such person shall have been adjudged liable to the corporation, provided that a court shall have determined, upon application, that, despite the adjudication of liability but in view of all of the facts and circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

    Section 102(b)(7) of the Delaware General Corporation Law ("DGCL") provides, generally, that the certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under section 174 of Title 8, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision may eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

    Article VI of the Company's Certificate of Incorporation provides as follows:

         "A director of the Corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach by the director of his duty of loyalty to the Corporation or its stockholders,
    (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

         No repeal, modification or amendment of, or adoption of any provision inconsistent with this Article VI nor, to the fullest extent permitted by law, any modification of law shall adversely affect any right or protection of a director of the Corporation existing at the time of such repeal, amendment, adoption of modification or affect the liability of any director of the Corporation for any action taken or any omission that occurred prior to the time of such repeal, amendment, adoption or modification.

         If the DGCL shall be amended after the date hereof to authorized corporation action further eliminating or limiting the liability of directors, then a director of the Corporation, in addition to the circumstances in which he is not liable immediately prior to such amendment, shall be free of liability to the fullest extent permitted by the DGCL, as so amended."

    Article VII of the Company's By-laws also contains an indemnity provision, requiring the Company to indemnify members of the Board of Directors and officers of the Company and their respective heirs, personal representatives and successors in interest, to the extent provided by the Delaware Corporation statutes and by the Company's Certificate of Incorporation.

    The Company may purchase liability insurance policies covering its directors and officers.

    In addition, the Selling Stockholders have agreed in the Lenox Agreement to indemnify the Company, its directors and officers and each person, if any, who controls the Company within the meaning of either the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, against certain liabilities including civil liabilities under the Securities Act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

    Not applicable.

ITEM 8.  EXHIBITS

    The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

ITEM 9.  UNDERTAKINGS

             (a) The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

             provided, however, that the undertakings set forth in paragraph
             (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
             Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
         Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, on controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 25, 1995.

                                        CHAMPION HEALTHCARE CORPORATION



                                        BY: /s/ JAMES G. VANDEVENDER
                                            ------------------------------
                                            James G. VanDevender
                                            Executive Vice-President



                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James G. VanDevender, Deborah H. Frankovich, Suzanne S. Miskin, Esq, and Wayne M. Whitaker, Esq., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any state Securities regulatory board, agency or commission, granting unto said attorneys-in-fact and agents and each of them full power and authority, to do and perform each and every act and thing requisite or necessary to be done in and about the premises, to all intents and purposes and as fully as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURE                                 TITLE                                 DATE

/s/ Charles R. Miller                      President, CEO & Director                     August 25, 1995
------------------------
Charles R. Miller

/s/ James G. VanDevender                   Executive Vice-president,                     August 25, 1995
------------------------                   CFO and Director
James G. VanDevender

/s/ Nolan Lehmann                          Director                                      August 25, 1995
------------------------
Nolan Lehmann

/s/ Paul B. Queally                        Director                                     August 25,  1995
------------------------
Paul B. Queally

/s/ James A. Conroy                        Director                                      August 25, 1995
------------------------
James A. Conroy

/s/ David S. Spencer                       Director                                      August 25, 1995
------------------------
David S. Spencer

/s/ Manuel M. Ferris                       Director                                      August 25, 1995
------------------------
Manuel M. Ferris

                                           Director
------------------------                                                                 -----------------
Scott F. Meadow

/s/ William G. White                       Director                                      August 25, 1995
------------------------
William G. White

                                           Director
------------------------                                                                 -----------------
Richard D. Sage

/s/ Robert M. Starling                     Vice-president &                              August 25, 1995
------------------------
Robert M. Starling                         Controller

                               INDEX TO EXHIBITS



      EXHIBIT
      NUMBER
      -------
      *4.1(a)-      Certificate of Incorporation (Incorporated by reference to
                    Exhibit 3.01 of the registrant's Form 10-K for the year ended
                    December 31, 1987 and to Exhibit 4 of the registrant's
                    Form 10-Q for the quarter ended September 30, 1989)

      *4.1(b)-      Amended Certificate of Incorporation dated December 6, 1994
                    (Incorporated by reference to Exhibit 3.01(b) of the registrant's
                    Form 10-K for the year ended December 31, 1994)

      *4.2-         Bylaws of Champion Healthcare Corporation
                    (Incorporated by reference to Exhibit 4.2 of the registrant's
                    Form S-8 filed with the SEC on or about August 3, 1995)

      *4.3-         Form of Common Stock Certificate
                    (Incorporated by reference to Exhibit 4.2 of the registrant's
                    Form S-8 filed with the SEC on or about August 3, 1995)

      *4.4-         Founder's Stock Option-Charles R. Miller
                    (Incorporated by reference to Exhibit 4.2 of the registrant's
                    Form S-8 filed with the SEC on or about August 3, 1995)

      *4.5-         Founder's Stock Option-James G. VanDevender
                    (Incorporated by reference to Exhibit 4.2 of the registrant's
                    Form S-8 filed with the SEC on or about August 3, 1995)

      *4.6-         Champion Healthcare Corporation
                    Employee Stock Option Plan
                    (Incorporated by reference to Exhibit 4.2 of the registrant's
                    Form S-8 filed with the SEC on or about August 3, 1995)

       *4.7-        Champion Healthcare Corporation
                    Employee Stock Option Plan No. 2
                    (Incorporated by reference to Exhibit 4.2 of the registrant's
                    Form S-8 filed with the SEC on or about August 3, 1995)

       *4.8-        Champion Healthcare Corporation
                    Employee Stock Option Plan No. 3
                    (Incorporated by reference to Exhibit 4.2 of the registrant's
                    Form S-8 filed with the SEC on or about August 3, 1995)

       *4.9-        Champion Healthcare Corporation
                    Directors' Stock Option Plan
                    (Incorporated by reference to Exhibit 4.2 of the registrant's
                    Form S-8 filed with the SEC on or about August 3, 1995)

      *4.10-        Champion Healthcare Corporation
                    Physicians Stock Option Plan
                    (Incorporated by reference to Exhibit 4.2 of the registrant's
                    Form S-8 filed with the SEC on or about August 3, 1995)

       4.11-        AmeriHealth, Inc. 1984 Non-Qualified Plan

       4.12-        AmeriHealth, Inc. Special Stock Option - William G. White

       4.13-        AmeriHealth, Inc. Special Stock Option -
                    Charles P. Cardwell, M.D, 1988

       4.14-        AmeriHealth, Inc. Special Stock Option -
                    Charles P. Cardwell, M.D, 1987

       4.15-        AmeriHealth, Inc. Special Stock Option - Steven M. Dick

       4.16-        AmeriHealth, Inc. Special Stock Option - Carol Lipscomb

       5   -        Opinion of Michener, Larimore, Swindle, Whitaker,
                    Flowers, Sawyer, Reynolds & Chalk, L.L.P.

      23.1 -        Consent of Coopers & Lybrand, L.L.P.

      23.2 -        Consent of Michener, Larimore, Swindle, Whitaker,
                    Flowers, Sawyer, Reynolds & Chalk, L.L.P.
                    (Incorporated in Exhibit 5)

_________________
  *  Incorporated by reference as indicated.